UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2010
Weatherford International Ltd.
(Exact name of registrant as specified in its charter)

Switzerland (State or other jurisdiction of incorporation)	001-34258 Commission File Number	98-0606750 (I.R.S. Employer Identification Number)

4-6 Rue Jean-François Bartholoni 1204 Geneva Switzerland (Address of principal executive offices)	Not Applicable (Zip Code)
Registrant’s telephone number, including area code: +41-22-816-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
Novy Investments Limited, an affiliate of TNK-BP International Limited from whom we purchased an oilfield services business in 2009 (“TNK-BP”), has informed us that they have sold all of the shares we issued to them in consideration for that acquisition at a weighted average price of $17.47.
Under the terms of our agreement with TNK-BP, we are obligated to pay TNK-BP the difference between this sales price and $19.50 per share. We expect to pay TNK-BP approximately $47 million in cash on or about November 30 in final satisfaction of this obligation. Because we had recorded a liability as of September 30, 2010 for this obligation exceeding this amount, we expect to recognize a gain of approximately $15 million in connection with this settlement.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
By:	/s/ JOSEPH C. HENRY
	Name:	Joseph C. Henry
	Title:	Vice President and Co-General Counsel

November 9, 2010